Amended and Restated

Schedule J

dated November 17, 2021

to

THE ADVISORS’ INNER CIRCLE FUND II

Amended and Restated Rule 18f-3 Multiple Class Plan

dated February 21, 2007

Sprucegrove Funds

(each a Fund to which Sprucegrove Investment Management Ltd. serves as investment adviser)

Fund	Institutional Class Shares	Investor Class Shares	Advisor Class Shares
Sprucegrove International Equity Fund	X	X	X
Sprucegrove International Equity Master Fund	X	X	X

EXHIBIT J.1

SPRUCEGROVE FUNDS

CERTIFICATE OF CLASS DESIGNATION

Institutional Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Institutional Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

Institutional Class Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Institutional Class Shares will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Shareholders of Institutional Class Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Class Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Class Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Class Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Shareholders may exchange Institutional Class Shares of a Fund for shares of the same Class or another Class of each other Sprucegrove Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Class and the Sprucegrove Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Institutional Class Shares of a Fund may convert such Institutional Class Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Class Shares, a Fund may, in its discretion, elect to convert such shareholder's Institutional Class Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Institutional Class Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT J.2

SPRUCEGROVE FUNDS

CERTIFICATE OF CLASS DESIGNATION

Investor Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Investor Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee, but are subject to a service fee that is payable under a Shareholder Service Plan.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Investor Class Shares’ assets, in an annual amount up to 0.15% of the average daily net assets of the Investor Class Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Investor Class Shares shareholders, as described in the Fund’s prospectus(es).

2.	Eligibility of Purchasers

Investor Class Shares are available primarily to individual investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Investor Class Shares will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Shareholders of Investor Class Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Class Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Investor Class Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Class Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Shareholders may exchange Investor Class Shares of a Fund for shares of the same Class or another Class of each other Sprucegrove Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Class and the Sprucegrove Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Investor Class Shares of a Fund may convert such Investor Class Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Investor Class Shares, a Fund may, in its discretion, elect to convert such shareholder's Investor Class Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Investor Class Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT J.3

SPRUCEGROVE FUNDS

CERTIFICATE OF CLASS DESIGNATION

Advisor Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Advisor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

Advisor Class Shares are subject to a Rule 12b-1 Fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of a Fund’s average daily net assets attributable to Advisor Class Shares. The Distributor will use the Rule 12b-1 Fees for expenses associated with the promotion and sale of the Funds’ Advisor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Advisor Class Shares’ assets, in an annual amount up to 0.15% of the average daily net assets of the Advisor Class Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Advisor Class Shares shareholders, as described in the Fund’s prospectus(es).

2.	Eligibility of Purchasers

Advisor Class Shares are available primarily to individual investors and may require a minimum initial investment, as described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Advisor Class Shares will have one vote for each full Advisor Class Share held and a fractional vote for each fractional Advisor Class Share held. Shareholders of Advisor Class Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Advisor Class Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Advisor Class Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Advisor Class Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Shareholders may exchange Advisor Class Shares of a Fund for shares of the same Class or another Class of each other Sprucegrove Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Class and the Sprucegrove Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Advisor Class Shares of a Fund may convert such Advisor Class Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Advisor Class Shares, a Fund may, in its discretion, elect to convert such shareholder's Advisor Class Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Advisor Class Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.